UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 7.01. Regulation FD Disclosure

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant’s press release issued on November 15, 2004 in which GenCorp announced that its Board of Directors has unanimously determined to proceed with GenCorp’s planned offering of 7.5 million common shares and debt refinancings. The common share offering is being undertaken concurrently with a $50 million refinancing of convertible debt and a new $175 million secured bank credit facility.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is the text of the registrant’s press release issued on November 15, 2004 in which GenCorp, in response to inquiries regarding Steel Partners’ November 15 letter, today issued the following statement: “We do not believe the November 15 letter has anything new in it and we are proceeding with our equity offering and debt refinancings.”

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	GenCorp Inc.’s press release dated November 15, 2004.

99.2	GenCorp Inc.’s press release dated November 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.

By: /s/ Mark A. Whitney

Name: Mark A. Whitney
Title: Vice President, Law;
Deputy General Counsel
and Assistant Secretary
Dated: November 16, 2004